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                                                                    EXHIBIT 12.1

                PRIMEDIA Inc.
                Computation of Deficiency of Earnings to Fixed Charges

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

                                                                                                          Six Months Ended
                                                           Years Ended December 31,                           June 30,
                                          ---------------------------------------------------------   ---------------------
                                            1996         1997        1998        1999        2000         2000         2001
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                            (dollars in thousands)
Earnings:
   Loss from continuing operations
       before income taxes                $ (35,703)  $(159,124)  $ (37,736)  $(113,613)  $(305,626)    (46,499)   (225,488)

   Fixed Charges:
       Interest expense and amortization
         of deferred financing costs        128,263     139,696     147,488     168,195     147,824      77,258      75,917

       Equity losses in subsidiaries             --          --          --          --      10,137         724      29,305

       Interest in rent expense              10,520      12,281      12,094      12,700      13,770       6,018       8,248
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings                                  $ 103,080   $  (7,147)  $ 121,846   $  67,282   $(133,895}  $  37,501   $(112,018)
                                          =========   =========   =========   =========   =========   =========   =========


Fixed Charges:

       Interest expense and amortization
         of deferred financing costs      $ 128,263   $ 139,696   $ 147,488   $ 168,195   $ 147,824   $  77,258   $  75,917

       interest in rent expense              10,520      12,281      12,094      12,700      13,770       6,018       8,248
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------

Fixed Charges                             $ 138,783   $ 151,977   $ 159,582   $ 180,895   $ 161,594   $  83,276      84,165
                                          =========   =========   =========   =========   =========   =========   =========

Deficiency of earnings to fixed charges   $ (35,703)  $(159,124)  $ (37,736)  $(113,613)  $(295,489]  $ (45,775)  $(196,183)
                                          =========   =========   =========   =========   =========   =========   =========
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PRIMEDIA Inc.
Computation of Deficiency of Earnings to Fixed Charges and Preferred Stock
Dividends and Related Accretion


                                                                                                        Six Months Ended
                                                           Years Ended December 31,                         June 30,
                                          ---------------------------------------------------------   ---------------------
                                            1996         1997        1998        1999        2000        2000       2001
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                            (dollars in thousands)
Earnings:
   Loss from continuing operations
       before income taxes                $ (35,703)  $(159,124)  $ (37,736)  $(113,613)  $(305,626)    (46,499)   (225,488)

   Fixed Charges:
       Interest expense and amortization
         of deferred financing costs        128,263     139,696     147,488     168,195     147,824      77,258      75,917

       Equity losses in subsidiaries             --          --          --          --      10,137         724      29,305

       Interest in rent expense              10,520      12,281      12,094      12,700      13,770       6,018       8,248
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings                                  $ 103,080   $  (7,147)  $ 121,846   $  67,282   $(133,895}  $  37,501   $(112,018)
                                          =========   =========   =========   =========   =========   =========   =========


Fixed Charges and Preferred Stock
   Dividends and Related Accretion:

       Interest expense and amortization
         of deferred financing costs      $ 128,263   $ 139,696   $ 147,488   $ 168,195   $ 147,824   $  77,258   $  75,917

       Interest in rent expense              10,520      12,281      12,094      12,700      13,770       6,018       8,248

       Preferred stock dividends and
        related accretion                    43,526      65,073      63,285      53,062      53,063      26,531      27,347
                                          ---------   ---------   ---------   ---------   ---------   ---------   ---------

Fixed Charges and Preferred Stock
   Dividends and Related Accretion:       $ 182,309   $ 217,050   $ 222,867   $ 233,957   $ 214,657   $ 109,807   $ 111,512
                                          =========   =========   =========   =========   =========   =========   =========

Deficiency of earnings to fixed charges
   and preferred stock dividends and
   related accretion                      $ (79,229)  $(224,197)  $(101,021)  $(166,675)  $(348,552]  $ (72,306)  $(223,530)
                                          =========   =========   =========   =========   =========   =========   =========
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